UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☒

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☐ Preliminary Proxy Statement☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

Pasithea Therapeutics Corp.

(Name of Registrant as Specified in its Charter)

Concord IP2 Ltd.

Elderhill Corporation

Leonite Capital LLC

Leonite Fund I, LP

Camac Partners, LLC

Camac Capital, LLC

Camac Fund, LP

David Delaney

Avi Geller

Eric Shahinian

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Investor Group Recommends Stockholders Vote the WHITE Proxy Card for Boardroom Change at Pasithea Therapeutics

Believes Removing All Incumbent Directors Will Position Pasithea to Enhance Corporate Governance, Improve Capital Allocation and Deliver Long Term Value

Urges Stockholders to Vote for ALL Proposals on the WHITE Proxy Card at Pasithea’s November 29th Special Meeting

NEW YORK & TORONTO—(BUSINESS WIRE)— Camac Partners, LLC, affiliates of Concord Investment Partners Ltd., and Leonite Capital LLC (collectively with their affiliates, the “Investor Group” or “we”), who are collectively the largest external stockholder of Pasithea Therapeutics Corp. (Nasdaq: KTTA) (“Pasithea” or the “Company”), today issued the below statement in connection with its efforts to remove the Company’s Board of Directors (the “Board”) at the upcoming Special Meeting of Stockholders (the “Special Meeting”) on Tuesday, November 29, 2022:

“Our singular goal in this campaign has been to help put Pasithea back on the path to create value for stockholders. We are deeply disappointed that Pasithea has scheduled the Special Meeting to occur with just a few days of notice and over a holiday period. This is a stunning disregard for stockholder rights, and it is another in a long line of actions—including multiple dilutive acquisitions—taken by the incumbent Board that are calculated to disenfranchise stockholders. We strongly believe that it is time for stockholders to take back their Company and vote to remove all of Pasithea’s sitting directors.

We urge our fellow stockholders to vote to improve Pasithea at the Special Meeting by voting FOR all matters on the WHITE proxy card.”

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VOTE THE WHITE PROXY CARD TODAY

If you have any questions on how to vote your shares on the WHITE proxy card, please contact InvestorCom LLC by email at info@investor-com.com or by telephone at 203-972-9300.

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Contacts

For Investors:

Concord Investment Partners Ltd.

David Delaney, 416-951-9214

ddelaney@concordinvestmentpartners.com

InvestorCom LLC

John Grau, 203-972-9300

info@investor-com.com

For Media:

Longacre Square Partners

Charlotte Kiaie / Aaron Rabinovich, 646-386-0091

ckiaie@longacresquare.com / arabinovich@longacresquare.com